                  [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                  February 12, 1997


Evans Withycombe Residential, Inc.
6991 East Camelback Road
Suite A200
Scottsdale, Arizona  85251

    Re: Evans Withycombe Residential, Inc., a Maryland corporation (the "Corporation") - Issuance and Sale of up to 2,070,000 shares (the "Shares") of Common Stock of the Corporation, par value One Cent ($.01) per Share (the "Common Stock")
         -----------------------------------------------------------------

Ladies and Gentlemen:

    In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Corporation on Form S-3 (Registration No. 33-96756) filed with the Securities and Exchange Commission (the "Commission"), as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken by the Corporation in connection with the authorization of the Shares. In addition, we have relied upon certificates and advice from the officers of the Corporation upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation of the Corporation filed with the SDAT on May 24, 1994 and Articles of Amendment filed with the SDAT on August 11, 1994. We have also examined Bylaws of the Corporation adopted as of May 25, 1994 and amended and restated on August 4, 1994 and resolutions of the Board of Directors of the Corporation adopted on or before the date hereof and are in full force and effect on the date hereof; and such

Evans Withycombe Residential, Inc.
February 12, 1997
Page 2


laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

    We have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals and the conformity of the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that all certificates submitted to us are true and correct and that the shares will not be issued in violation of provisions of
Article V, Section 2 of the Charter of the Company entitled "REIT-Related Restrictions and Limitations on the Equity Shares".

    Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporate action on the part of the Corporation, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Corporation or a committee thereof, be validly issued, fully paid and nonassessable.

    We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Corporation in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters".

    The opinions set forth herein are limited to the current laws of the State of Maryland and we express no opinion with respect to any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein an no other opinion shall be inferred beyond the matters expressly stated.

Evans Withycombe Residential, Inc.
February 12, 1997
Page 3


    The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.


                                       Very truly yours,


                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL